UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549


                                    Form 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): December 15, 1995

                            HERSHEY FOODS CORPORATION
             (Exact Name of registrant as specified in its charter)




Delaware                         I-183                     23-0691590
(State or other jurisdiction of  (Commission File Number)  (I.R.S. Employer
incorporation)                                              Identification No.)

100 Crystal A Drive, Hershey, Pennsylvania 17033
(Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code:  (717) 534-6799

Item 5.   Other Events

          On December 15, 1995, Hershey Foods Corporation (the "Corporation") entered into a 364-Day Credit Agreement (the "364-Day Credit Agreement") and a Five-Year Credit Agreement (the "Five-Year Credit Agreement," and together with the 364-Day Credit Agreement, the "Agreements"), each dated as of December 15, 1995, with the banks, financial institutions and other institutional lenders listed on the respective signature pages thereof, Citibank, N.A. ("Citibank"), as administrative agent for the Lenders (as defined therein), and BA Securities, Inc. ("BA Securities") and Citicorp Securities, Inc. ("Citicorp Securities"), as co-syndication agents.

          The Agreements establish two credit facilities under which the Corporation may borrow up to $600 Million, with options to increase borrowings under the 364-Day Credit Agreement by an additional $250 Million and to increase borrowings under the Five-Year Credit Agreement by an additional $750 Million.


Item 7.   Financial Statements, Pro Forma Financial Statements and Exhibits

Exhibits

10.1 364-Day Credit Agreement, dated as of December 15, 1995, among the Corporation, the banks, financial institutions and other institutional lenders listed on the respective signature pages thereof, Citibank, as administrative agent for the Lenders, and BA Securities and Citicorp Securities, as co-syndication agents.

10.2 Five-Year Credit Agreement, dated as of December 15, 1995, among the Corporation, the banks, financial institutions and other institutional lenders listed on the respective signature pages thereof, Citibank, as administrative agent for the Lenders, and BA Securities and Citibank Securities, as co-syndication agents.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            HERSHEY FOODS CORPORATION
                                            (Registrant)


                                            By: /s/ William F. Christ


                                            Name:   William F. Christ
                                            Title:  Senior Vice President
                                                    and Chief Financial Officer


Date:  January 29, 1996

                                INDEX TO EXHIBITS



Exhibit
Number    Exhibit


10.1 364-Day Credit Agreement, dated as of December 15, 1995 among the Corporation, the banks, financial institutions and other institutional lenders listed on the respective signature pages thereof, Citibank, as administrative agent for the Lenders, and BA Securities and Citicorp Securities, as co-syndication agents.

10.2 Five-Year Credit Agreement, dated as of December 15, 1995, among the Corporation, the banks, financial institutions and other institutional lenders listed on the respective signature pages thereof, Citibank, as administrative agent for the Lenders, and BA Securities and Citibank Securities, as co-syndication agents.